UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008 (March 7, 2008)

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Avantair, Inc. (the “Company” or “Borrower”) entered into a Floor Plan Finance Agreement with Midsouth Services, Inc. (“Lender”), effective March 3, 2008, pursuant to which Lender agrees to extend credit to Borrower in the amount of $5,345,000 to be used towards the purchase of new Piaggio P-180 aircraft, provided that Borrower shall relinquish the debt for the prior aircraft prior to Lender loaning the funds for the subsequent aircraft. Borrower agrees to pay Lender a monthly fee of $75,000 during the term of the agreement, which commenced on March 3, 2008, the first actual delivery date of the aircraft, and will end six (6) months from the first actual delivery date of the aircraft. Lender has also agreed, at the option of Borrower, to provide an additional loan to Borrower in the amount of $5,345,000, for a total amount of $10,690,000. The terms and conditions of the additional loan shall be substantially similar to the terms of the existing loan.

The foregoing descriptions are qualified by reference to the full text of the Floor Plan Finance Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 of this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

10.1 Floor Plan Finance Agreement, dated February 21, 2008, between the Registrant and Midsouth Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: March 7, 2008	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer (Authorized Officer and Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Floor Plan Finance Agreement, dated February 21, 2008, between the Registrant and Midsouth Services, Inc.